UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2016

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Debt Resolve, Inc.

February 1, 2016

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Bruce E. Bellmare was appointed as our Chief Operating Officer.

Mr. Bellmare, age 66, has recently been an independent consultant to our company, assisting our Chief Executive Officer on financial and operational matters. Mr. Bellmare previously served as a Principal of Opus Advisory Group, an integrated wealth management company, where he provided financial consulting to executives and small business owners, from 2007 to 2015. He served as the Chief Financial Officer of The Pirro Group, a provider of legal and consulting services, from 2002 to 2007. Prior to this, Mr. Bellmare had been a senior technology executive for over 30 years, including holding management positions with IBM, NYNEX, Data Switch and Prodigy Communications Corp., a start-up joint venture between CBS, IBM and Sears, Roebuck, where he served as the Director of Commercial Marketing from 1984 to 1991 in connection with the original design and launch of its Prodigy online service.

Mr. Bellmare holds a B.A. degree in mathematics and physics, as well as an M.B.A. in finance from the University of Vermont.

We entered into an employment agreement with Mr. Bellmare for a three year term commencing as of February 1, 2016, subject to automatic renewal for additional one-year periods unless written notice of non-renewal is provided by either party. Pursuant to the employment agreement, Mr. Bellmare has agreed to devote his full time to our business as Chief Operating Officer. The employment agreement provides that Mr. Bellmare is entitled to receive a base salary of $150,000, and an annual increase in such base salary based on meeting specified financial and performance milestones at the company. The employment agreement provides for termination by us upon death or disability (as defined therein) or for Cause (as defined therein). In the event the employment agreement is terminated by us within one year of a Change of Control (as defined therein) other than for Cause, Mr. Bellmare will be entitled to receive in a lump sum payment his base salary from the termination date until the one-year anniversary of such Change of Control. The employment agreement contains covenants (i) restricting the executive from engaging in any activities competitive with the business of our company during the term of the agreement and for a period of one year thereafter, and from soliciting our employees, customers and prospective customers for a period of one year after the termination of the agreement, (ii) prohibiting the executive from disclosing confidential information regarding our company and (iii) requiring that all intellectual property developed by the executive and relating to the business of our company constitutes our sole and exclusive property.

Mr. Bellmare has not previously engaged in a related party transaction with us at any time, and there are no family relationships between Mr. Bellmare and any of our executive officers or directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Debt Resolve, Inc. issued February 5, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: February 5, 2016	By:	/s/ Stanley E. Freimuth
Stanley E. Freimuth
Chief Executive Officer